Execution Copy

11

                                         SUPPORT AGREEMENT

                  SUPPORT AGREEMENT, dated as of January 11, 2001, among Transaction Systems Architects, Inc., a Delaware corporation ("TSA"), Transaction Systems Architects Nova Scotia Company, a Nova Scotia unlimited company ("TSA Holdco"), and TSA Exchangeco Limited, a Nova Scotia limited company ("TSA Exchangeco").

                  WHEREAS in connection with a combination agreement dated as of October 24, 2000 among TSA, TSA Holdco, TSA Exchangeco and MessagingDirect Ltd., an Alberta Corporation ("MDL"), (the "Combination Agreement"), TSA Exchangeco is to issue exchangeable shares (the "Exchangeable Shares") to certain holders of securities of MDL pursuant to the plan of arrangement to be effected by Articles of Arrangement filed under the Business Corporations Act (Alberta) contemplated by the Combination Agreement and attached as an exhibit thereto (the "Plan of Arrangement");

                  WHEREAS, the Plan of Arrangement sets forth the rights, privileges, restrictions and conditions (collectively, the "Exchangeable Share Provisions") attaching to the Exchangeable Shares;

                   WHEREAS, the parties to the Combination Agreement desire to make appropriate provision and to establish a procedure whereby TSA, TSA Holdco and TSA Exchangeco will take certain actions and make certain payments and deliveries necessary to ensure that TSA Exchangeco will be able to make certain payments and to deliver or cause to be delivered TSA Class A Common Shares ("TSA Class A Common Shares") in satisfaction of the obligations of TSA Exchangeco under the Exchangeable Share Provisions with respect to the payment and satisfaction of dividends, Liquidation Amounts, Retraction Prices and Redemption Prices, all in accordance with the Exchangeable Share Provisions; and

                   WHEREAS, as part of the Plan of Arrangement and pursuant to the Combination Agreement, the parties hereto are to execute and deliver a Support Agreement substantially in the form of this Agreement on the Effective Date (as defined in the Combination Agreement);

                   NOW THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                                 ARTICLE I

                               DEFINITIONS AND INTERPRETATION

           1.1     Defined Terms

                   Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning ascribed thereto in the Exchangeable Share Provisions, unless the content requires otherwise.

           1.2     Interpretation Not Affected by Headings, Etc.

                   The division of this Agreement into Articles, Sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an "Article" or "Section" followed by a number and/or a letter refer to the specified Article or Section of this Agreement. The terms "this Agreement", "hereof", "herein" and "hereunder" and similar expressions refer to this Agreement (including the Schedules and Exhibits hereto) and not to any particular Article, Section or other portion hereof, but do not include any agreement or instrument supplementary or ancillary hereto.

           1.3     Number, Gender, Etc.

                   Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

           1.4     Date For Any Action

                   If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

                                                 ARTICLE II

                        COVENANTS OF TSA, TSA HOLDCO AND TSA EXCHANGECO

          2.1      Covenants of TSA Regarding Exchangeable Shares

                   So long as any Exchangeable Shares not owned by TSA or its Affiliates are outstanding, TSA will:

(a)      not  declare  or pay any  dividend  on the TSA  Class A  Common  Shares unless: (i) TSA Exchangeco shall comply with the provisions of Section 3.1 of the Exchangeable Share Provisions; and (ii) TSA Exchangeco shall have sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable Law, of any dividend to be declared and paid by TSA Exchangeco all in accordance with Section 3.1 of the Exchangeable Share Provisions;

(b)      advise TSA  Exchangeco  sufficiently  in advance of the  declaration by
                           TSA of  any  dividend  on  the  TSA  Class  A  Common
                           Shares and take all such other actions as are necessary, in cooperation with TSA Exchangeco, to ensure that: (i) the respective declaration date, record date and payment date for a dividend on the Exchangeable Shares shall be the same declaration date, record date and payment date for the corresponding dividend on the TSA Class A Common Shares; or, (ii) the effective date for an Equivalent Stock Subdivision or Equivalent Ratio Adjustment, as the case may be, shall be the same as the payment date for the corresponding stock dividend on the TSA Class A Common Shares;

(c)      take all  such  actions  and do all such  things  as are  necessary  or desirable to enable and permit TSA Exchangeco, in accordance with applicable Law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price in respect of each issued and outstanding Exchangeable Share (other than Exchangeable Shares owned by TSA or its Affiliates) upon the liquidation, dissolution or
                           winding   up  of  TSA   Exchangeco,   or  any   other
                           distribution of the assets of TSA Exchangeco among its Shareholders for the purpose of winding up its affairs, the delivery of a Retraction Request by a holder of Exchangeable Shares or a redemption of Exchangeable Shares by TSA Exchangeco, as the case may be, including, without limitation, all such actions and all such things as are necessary or desirable to enable and permit TSA Exchangeco to cause to be delivered TSA Class A Common Shares to the holders of Exchangeable Shares in accordance with the provisions of Articles 5, 6 or 7, as the case may be, of the Exchangeable Share Provisions;

(d)      take  all  such  actions  and  do all  such  things  as are  reasonably necessary or desirable to enable and permit TSA Exchangeco, TSA Holdco or TSA, in accordance with applicable Law, to perform its obligations contemplated in the Plan of Arrangement (including the Exchangeable Share Provisions), including without limitation, those obligations arising upon the exercise by it of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, and further including, without limitation, all such actions and all such things as are necessary or desirable to enable and permit TSA Exchangeco, TSA Holdco or TSA to cause TSA Class A Common Shares to be delivered to the holders of Exchangeable Shares, in accordance with the provisions of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, as the case may be; and

(e)      not  exercise its vote as a  shareholder,  directly or  indirectly,  to initiate the voluntary liquidation, dissolution or winding up of TSA Exchangeco or any other distribution of the assets of TSA Exchangeco among its shareholders for the purpose of winding up its affairs, nor take any action or omit to take, directly or indirectly, any action that is designed to result in the liquidation, dissolution or winding up of TSA Exchangeco or any other distribution of the assets of TSA Exchangeco among its shareholders for the purpose of winding up its affairs, subject to the provision in section 2.9 herein that a reorganization of TSA Exchangeco shall not be prohibited in circumstances outlined therein.

          2.2      Segregation of Funds

                   TSA will cause TSA Exchangeco to deposit a sufficient amount of funds in a separate account of TSA Exchangeco and segregate a sufficient amount of such assets and other property as is necessary to enable TSA Exchangeco to pay dividends when due and to pay or otherwise satisfy the applicable dividends, Liquidation Amount, Retraction Price or Redemption Price, in each case for the benefit of holders from time to time of the Exchangeable Shares (other than TSA and its Affiliates), and TSA Exchangeco will use such funds, assets and other property so segregated exclusively for the payment of dividends and the payment or other satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price, as applicable, net of any corresponding withholding tax obligations and for the remittance of such withholding tax obligations.

          2.3      Reservation of TSA Class A Common Shares

                   TSA hereby represents, warrants and covenants that it has irrevocably reserved for issuance and will at all times while any Exchangeable Shares (other than Exchangeable Shares held by TSA or its Affiliates) are outstanding, keep available, free from pre-emptive and other rights, out of its authorized and unissued share capital such number of TSA Class A Common Shares (or other shares or securities into which TSA Class A Common Shares may be reclassified or changed as contemplated by Section 2.7 hereof): (a) as is equal to the sum of: (i) the number of Exchangeable Shares issued and outstanding from time to time (other than those Exchangeable Shares that have been acquired by TSA or its Affiliates); and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time; and (b) as are now and may hereafter be required to enable and permit TSA Exchangeco to meet its obligations hereunder, under the Voting and Exchange Trust Agreement, under the Exchangeable Share Provisions and under any other security or commitment pursuant to the Plan of Arrangement with respect to which TSA may now or hereafter be required to issue TSA Class A Common Shares and to enable and permit TSA Exchangeco, TSA Holdco, or TSA to meet its obligations under the Automatic Exchange Rights (as defined in the Voting and Exchange Trust Agreement), Exchangeable Share Provisions, Liquidation Call Right, the Retraction Call Right and the Redemption Call Right.

          2.4      Notification of Certain Events

                   In order to assist TSA in complying with its obligations hereunder and to permit TSA Exchangeco, TSA Holdco, or TSA to exercise the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, TSA Exchangeco will notify TSA, and TSA Holdco (and with respect to (a) below, the transfer agent of the Exchangeable Shares) of each of the following events at the time set forth below:

(a)      in the  event of any  determination  by the Board of  Directors  of TSA
                           Exchangeco   to  institute   voluntary   liquidation,
                           dissolution or winding up proceedings with respect to TSA Exchangeco or to effect any other distribution of the assets of TSA Exchangeco among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding up or other distribution;

(b)      immediately,  upon the  earlier of: (i)  receipt by TSA  Exchangeco  of notice of; and (ii) TSA Exchangeco otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding up of TSA Exchangeco or to effect any other distribution of the assets of TSA Exchangeco among its shareholders for the purpose of winding up its affairs;

(c)      immediately, upon receipt by TSA Exchangeco of a Retraction Request;

(d) on the same date on which notice of redemption is given to the holders of Exchangeable Shares, upon the determination of a Redemption Date in accordance with the Exchangeable Share Provisions; and

(e) as soon as practicable upon the issue by TSA Exchangeco of any Exchangeable Shares or rights to acquire Exchangeable Shares (other than the issue of Exchangeable Shares and rights to acquire Exchangeable Shares in exchange for MDL Class A Shares pursuant to the Arrangement).

          2.5      Delivery of TSA Class A Common Shares

                   In furtherance of TSA's obligations under Sections 2.1 (c) and 2.1 (d) hereof, upon notice from TSA Exchangeco, TSA Holdco or TSA of any event that requires any such party to cause TSA Class A Common Shares to be delivered to any holder of Exchangeable Shares, TSA shall forthwith allot or reserve, issue and deliver or cause to be delivered to the relevant holder of Exchangeable Shares as directed by TSA Exchangeco, TSA Holdco or TSA of the requisite number of TSA Class A Common Shares to be allotted to or reserved for, and received by and issued to the former holder of the surrendered Exchangeable Shares. All such TSA Class A Common Shares shall be validly issued, fully paid, non-assessable, and will be free and clear of any lien, claim or encumbrance attributable to, or arising due to, any action or omission of the issuer.

          2.6      Issuance,  Listing  and  Registration  of TSA  Class A Common
          Shares

                   So long as any Exchangeable Shares not owned by TSA or its Affiliates are outstanding, TSA will cause the TSA Class A Common Shares to be issued from time to time upon exchange of the Exchangeable Shares to be quoted on the NASDAQ or such other exchange or quotation system to the same extent as TSA stock is quoted generally, subject only to official notice of issuance. TSA will prepare and file the Registration Statement (as defined in the Combination Agreement) with the SEC.

          2.7      Economic Equivalence

                  So long as any Exchangeable Shares not owned by TSA or its Affiliates are outstanding:

                   (a) TSA will not without the prior approval of TSA Exchangeco and the prior approval of the holders of the Exchangeable Shares given in accordance with
                           Section 9.2 of the Exchangeable Share Provisions:

                           (i) issue or distribute TSA Class A Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire TSA Class A Common Shares) to the holders of all or substantially all of the then outstanding TSA Class A Common Shares by way of stock dividend (including a stock split payable as a stock dividend) or other distribution, other than an issue of TSA Class A Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire TSA Class A Common Shares) to holders of TSA Class A Common Shares who exercise an option to receive dividends in TSA Class A Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire TSA Class A Common Shares) in lieu of receiving cash dividends;

                            (ii)    issue  or  distribute  rights,   options  or
                                    warrants   to   the   holders   of   all  or
                                    substantially  all of the  then  outstanding
                                    TSA  Class A Common  Shares  entitling  them
                                    to  subscribe  for or to purchase  TSA Class
                                    A    Common     Shares    (or     securities
                                    exchangeable for or convertible into or carrying rights to acquire TSA Class A Common Shares); or

(iii) issue or distribute to the holders of all or substantially all of the then outstanding TSA Class A Common Shares:

(A) shares or securities of TSA of any class other than TSA Class A Common Shares (other than shares convertible into or exchangeable for or carrying rights to acquire TSA Class A Common Shares);

(B)      rights,  options or  warrants  other than those  referred to in Section
                                            2.7(a)(ii) above;

(C)      evidences of indebtedness of TSA; or

(D)      assets of TSA;

                           unless TSA or TSA Exchangeco is permitted under applicable Law to issue or distribute the same, or the economic equivalent on a per share basis of, such rights, options, securities, shares, evidences of indebtedness or other assets to holders of the Exchangeable Shares other than TSA and its Affiliates or to effect an Equivalent Stock Subdivision or Equivalent Ratio Adjustment and TSA or TSA Exchangeco issues or distributes the same, or the economic equivalent of, such rights, options, securities, shares, evidences of indebtedness or other assets simultaneously to holders of the Exchangeable Shares or effects an Equivalent Stock Subdivision or Equivalent Ratio Adjustment; provided that, for greater certainty, the above restrictions shall not:
                           (i) apply to any securities issued or distributed by TSA in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Plan of Arrangement or (ii) restrict TSA's overriding Redemption Call Right in the event of a TSA Spin-Out Decision Date.

                   (b) TSA will not without the prior approval of TSA Exchangeco and the prior approval of the holders of the Exchangeable Shares given in accordance with
                           Section 9.2 of the Exchangeable Share Provisions:

                           (i) subdivide, redivide or change the then outstanding TSA Class A Common Shares into a greater number of TSA Class A Common Shares; or

                           (ii) reduce, combine, consolidate or change the then outstanding TSA Class A Common Shares into a lesser number of TSA Class A Common Shares; or

                           (iii) reclassify or otherwise change the TSA Class A Common Shares or effect an amalgamation, merger, reorganization or other transaction affecting the TSA Class A Common Shares;

                           unless (x) TSA Exchangeco is permitted under applicable Law to make the same or an economically equivalent change to, or in the rights of holders of, the Exchangeable Shares and (y) the same or an economically equivalent change is made to, or in the rights of the holders of, the Exchangeable Shares.

(c)      Should the board of  directors  of TSA  Exchangeco  determine,  in good faith and in its sole and absolute discretion, to provide economic equivalence for the purposes of any event referred to in section 2.7 (a) or (b) above, the board of directors of TSA Exchangeco shall determine, in its sole and absolute discretion, (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the board of directors of TSA Exchangeco may require) such economic equivalence, and each such determination shall be conclusive and binding on TSA Exchangeco, all TSA Exchangeco security holders and TSA. In making such determination of economic equivalence, the following factors shall, without excluding other factors determined by the board of directors of TSA Exchangeco to be relevant, be considered by the board of directors of TSA Exchangeco :


(i) in the case of any stock dividend or other distribution payable in TSA Class A Common Shares, the number of such shares issued in proportion to the number of TSA Class A Common Shares previously outstanding;

(ii)     in the case of the issuance or distribution  of any rights,  options or warrants to  subscribe  for or purchase  TSA
                                    Class  A  Common   Shares   (or   securities
                                    exchangeable for or convertible into or carrying rights to acquire TSA Class A Common Shares), the relationship between the exercise price of each such right, option or warrant and the Current Market Price;

(iii)    in the  case of the  issuance  or  distribution  of any  other  form of property  (including  without limitation any
                                    securities  of TSA of any class  other  than
                                    TSA  Class  A  Common  Shares,  any  rights,
                                    options   or   warrants   other  than  those
                                    referred to in Subsection (b) above, any evidences of indebtedness of TSA or any assets of TSA), the relationship between the fair market value (as determined by the board of directors of TSA Exchangeco in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding TSA Class A Common Share and the Current Market Price;

(iv)     in the  case of any  subdivision,  re-division  or  change  of the then outstanding  TSA Class A Common  Shares into
                                    a  greater  number  of TSA  Class  A  Common
                                    Shares  or  the  reduction,  combination  or
                                    consolidation   or   change   of  the   then
                                    outstanding  TSA Class A Common  Shares into
                                    a  lesser  number  of  TSA  Class  A  Common
                                    Shares   or   any   amalgamation,    merger,
                                    re-organization    or   other    transaction
                                    effecting the TSA Class A Common Shares, the effect thereof on the then outstanding shares of TSA Class A Common Shares; and

(v)      the general  taxation  consequences of the relevant event to holders of
                                    Exchangeable   Shares  to  the  extent  that
                                    such   consequences   may  differ  from  the
                                    taxation  consequences  to  holders  of  TSA
                                    Class  A  Common   Shares  as  a  result  of
                                    differences  between  Tax  Laws  of  Canada,
                                    the United  Kingdom,  and the United  States
                                    (except  for  any   differing   consequences
                                    arising  as a result of  differing  marginal
                                    taxation  rates  and  without  regard to the
                                    individual   circumstances   of  holders  of
                                    Exchangeable Shares).

                  (d) TSA Exchangeco agrees that, to the extent required, and subject to TSA's overriding Redemption Call Right in the event of a TSA Spin-Out Decision Date, upon due notice from TSA, TSA Exchangeco will use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by TSA Exchangeco, or changes are made to the Exchangeable Shares or that an Equivalent Ratio Adjustment is made, in order to implement the required economic equivalence with respect to TSA Class A Common Shares and Exchangeable Shares as provided for in this Section 2.7.

          2.8      Tender Offers, Etc.

                  In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to TSA Class A Common Shares (an "Offer") is proposed by TSA or is proposed to TSA or its shareholders and is recommended by the board of directors of TSA, or is otherwise effected or to be effected with the consent or approval of the board of directors of TSA and the Exchangeable Shares are not redeemed by TSA Exchangeco or purchased by TSA Holdco (or TSA) pursuant to the Redemption Call Right or Automatic Exchange Rights, TSA will use its reasonable efforts in good faith to take all such actions and do all such things as are reasonably necessary or desirable to enable and permit holders of Exchangeable Shares other than TSA and its Affiliates to participate in such Offer to the same extent and on an economically equivalent basis as the holders of TSA Class A Common Shares, without discrimination. Without limiting the generality of the foregoing, TSA will use its reasonable efforts in good faith to ensure that holders of Exchangeable Shares may participate in each such Offer without being required to retract Exchangeable Shares as against TSA Exchangeco (or, if so required, to ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of such Offer and only to the extent necessary to tender or deposit to the Offer). Nothing herein shall affect the rights of TSA Exchangeco to redeem (or TSA Holdco or TSA to purchase pursuant to the Redemption Call Right or Automatic Exchange Rights) Exchangeable Shares, as applicable, in the event of a TSA Control Transaction.

2.9      Ownership of Outstanding Shares of TSA Exchangeco

                  TSA covenants and agrees in favour of TSA Exchangeco that, as long as any outstanding Exchangeable Shares are owned by any Person other than TSA or its Affiliates, TSA will be and remain the direct or indirect beneficial owner of all issued and outstanding voting shares in the capital of TSA Exchangeco and of all of the issued and outstanding shares of TSA Holdco, unless obtaining the prior approval of TSA Exchangeco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of the Exchangeable Share Provisions, and provided that this shall not prohibit a reorganization of TSA Exchangeco or TSA Holdco which results in TSA or its Affiliates assuming or succeeding to the rights and obligations of TSA Exchangeco and TSA Holdco hereunder, but provided further that no such reorganization shall result in the holders of Exchangeable Shares becoming shareholders or otherwise beneficially interested in any body corporate or other entity which does not afford its shareholders (or other equity holders) limited liability.

2.10     TSA and Affiliates Not to Vote Exchangeable Shares

                  TSA covenants and agrees that it will appoint and cause to be appointed proxy holders with respect to all Exchangeable Shares held by TSA and its Affiliates, specifically including TSA Holdco, for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. TSA further covenants and agrees that it will not, and will cause each of its Affiliates (including TSA Holdco) not to, exercise any voting rights that may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Exchangeable Share Provisions or pursuant to the provisions of the ABCA (or any successor or other corporate statute by which TSA Exchangeco may in the future be governed) with respect to any Exchangeable Shares held by it or by TSA Holdco, TSA or by TSA's Affiliates in respect of any matter considered at any meeting of holders of Exchangeable Shares.

          2.11     Due Performance

                   On and after the Effective Date, TSA shall duly and timely perform all of its obligations provided for in the Plan of Arrangement, including any obligations that may arise upon the exercise of TSA's rights under the Exchangeable Share Provisions.

                                                ARTICLE III

                                                  GENERAL

          3.1      Term

                   This Agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any party other than TSA and any of its Affiliates.

          3.2      Changes in Capital of TSA and TSA Exchangeco

                   Notwithstanding the provisions of Section 3.4 hereof, at all times after the occurrence of any event effected pursuant to Section 2.7 or
  2.8 hereof or otherwise, as a result of which either the TSA Class A Common Shares or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which TSA Class A Common Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

          3.3      Severability

                  If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, businesses, legal and other purposes of the void or unenforceable provision.

          3.4      Amendments, Modifications, Etc.

                   Subject to Section 3.2, 3.3 and 3.5, this Agreement may not be amended or modified except by an agreement in writing executed by TSA Exchangeco, TSA, and TSA Holdco and approved by the holders of the Exchangeable Shares in accordance with Section 9.2 of the Exchangeable Share Provisions.

          3.5      Administrative Amendments

                   Notwithstanding the provisions of Section 3.4, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this Agreement as may be necessary or advisable for the purposes of:

                   (a) adding to the covenants of any or all parties to this Agreement for the protection of TSA Exchangeco or the holders of the Exchangeable Shares, provided that the board of directors of each of TSA, TSA Exchangeco and TSA Holdco shall be of the good faith opinion, after consultation with counsel, that such additions will not be prejudicial to the rights or interest of the holders of Exchangeable Shares;

(b)      making such  provisions or  modifications  not  inconsistent  with this
                        Agreement  as  may  be  necessary  or  desirable  with
                        respect to matters or questions which, in the good faith opinion of the board of directors of each of
                        TSA  Exchangeco,   TSA  Holdco  and  TSA,  it  may  be
                        expedient to make, provided that each such board of directors shall be of the good faith opinion, after consultation with counsel, that such provisions or
                        modifications   will   not  be   prejudicial   to  the
                        interests of the holders of the  Exchangeable  Shares;
                        or

(c)      making such changes or corrections  to this  Agreement,  which,  on the advice of counsel, are reasonably required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that in the opinion of the board of directors of each of TSA Exchangeco, TSA Holdco and TSA, after consultation with counsel, such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

          3.6      Meeting to Consider Amendments

                   TSA Exchangeco, at the request of TSA, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to Section 3.4 hereof. Any such meeting or meetings shall be called and held in accordance with the by-laws of TSA Exchangeco, the Exchangeable Share Provisions and all applicable Laws.

          3.7      Amendments Only in Writing

                   No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

          3.8      Inurement

                   This Agreement shall be binding upon and inure to the benefit of the parties hereto, the holders from time to time of the Exchangeable Shares and their respective successors and permitted assigns from time to time, as well as to their respective heirs, executors, trustees, administrators and other personal representatives.

          3.9      Notices to Parties

                  All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, by facsimile, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

If to TSA, TSA Holdco or TSA Exchangeco:

Transaction Systems Architects, Inc.
224 South 108th Avenue
Suite 7
Omaha, Nebraska

68154

Attention:  General Counsel and Secretary
Facsimile: (402) 390-8077


All such notices and other communications shall be deemed to have been received
(a) in the case of personal delivery, on the date of such delivery, (b) in the case of a facsimile, when the party receiving such copy shall have confirmed receipt of the communication, (c) in the case of delivery by nationally-recognized overnight courier, on the business day following dispatch, and (d) in the case of mailing, on the tenth business day following such mailing.

          3.10 Counterparts

                   This Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all the parties reflected hereon as signatories.

          3.11 Jurisdiction

                   This Agreement shall be construed and enforced in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

          3.12    Attornment

                   Each of the parties hereto agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of Alberta, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction.

                   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                              TRANSACTION SYSTEMS ARCHITECTS, INC.

                              By:
                              ___________________________________
                              Name:
                              Title:


                              TRANSACTION SYSTEMS ARCHITECTS NOVA SCOTIA COMPANY

                              By:
                              ___________________________________
                              Name:
                              Title:


\                             TSA EXCHANGECO LIMITED

                              By:
                              ___________________________________
                              Name:
                              Title: